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                                                                    EXHIBIT 3.0


                    ARTICLES OF AMENDMENT OF THE ARTICLES OF
                  INCORPORATION OF AMERICAN REALTY TRUST, INC.
                               Setting Forth the
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE
             PARTICIPATING OR OPTIONAL OR OTHER SPECIAL RIGHTS, AND
             QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF OF
                                 SPECIAL STOCK
                                       OF
                          AMERICAN REALTY TRUST, INC.

                    SERIES C 10% CUMULATIVE PREFERRED STOCK

            AMERICAN REALTY TRUST, INC., a corporation organized and existing under the laws of the State of Georgia,

            DOES HEREBY CERTIFY:

            THAT, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of AMERICAN REALTY TRUST, INC. (the "Corporation"), and pursuant to the provisions of Section 14-2-602 of the Georgia Business Corporation Code (which section provides that no shareholder action is required in order to effect these Articles of Amendment), said Board of Directors, by unanimous written consent dated as of April 21, 1997, adopted a resolution providing for an increase in the maximum number of shares which shall constitute the Series C 10% Cumulative Preferred Stock, which resolution is as follows:

            NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Five of the Articles of Incorporation, as amended, the Board of Directors hereby (i) amends the Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Special Stock of American Realty Trust - Series C 10% Cumulative Preferred Stock, dated March 23, 1996, to provide for an increase in the maximum number of shares which shall constitute the Series C 10% Cumulative Preferred Stock to 16,681 shares and (ii) adopts the attached Restated Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Special Stock of American Realty Trust, Inc. - Series C 10% Cumulative Preferred Stock.




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            IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation by its President as of the 21st day of April, 1997.


                                                     AMERICAN REALTY TRUST, INC.




                                                     By: /s/ Karl L. Blaha
                                                        ------------------------
                                                          Karl L. Blaha
                                                          President




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